Exhibit 10.63

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECRUITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER SAID ACT) EXCEPT IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT.

PROMISSORY NOTE

$1,413,828 April 15, 2001

WHEREAS, Plan C, LLC (the "Lender") and Datatec Systems, Inc., a Delaware corporation (formerly known as Glasgal Communications, Inc.) (the "Borrower") are parties to a promissory note dated as of December 24, 1996 (the "Promissory Note") pursuant to which the Borrower is currently indebted to the Lender in the amount of $1,413,828.

WHEREAS, the Promissory Note was by its terms due and payable in full on November 20, 1998 and Borrower acknowledges that such amount is due and owing to Lender as of this date without setoff or counterclaim.

WHEREAS, the Lender and the Borrower desire to restate the terms and provisions of the Promissory Note in its entirely.

NOW THEREFORE, for good and valuable consideration here in contained, Borrower hereby promises to pay to the order of Lender or its successors or assigns the principal amount of One Million Four Hundred Thirteen Thousand Eight Hundred Twenty-Eight Dollars ($1,413,828) on April 15, 2004 (the "Maturity Date"), plus accrued and unpaid interest on such date and as specified below.

The Borrower also promises to pay interest on this $1,413,828 principal amount of this Promissory Note on a monthly basis at an annual rate equal to 17.50% per annum on the outstanding principal amount thereof (on the basis of a 360-day year and actual number of days elapsed) from and including the date hereof until such principal sum shall be paid in full and to pay interest on any overdue installment of principal or interest at a rate equal to 19.50% per annum.

All payments of principal and interest in respect of this Promissory Note shall be made in lawful money of the United States of America in immediately available funds to Lender, c/o Christopher Carey at his office located at 45 Claremont Road, Bernardsville, New Jersey 07924, or at such other place as shall be designated in writing by Lender for such purposes.

Borrower hereby waives diligence, presentment, and dishonor, demand, notice and protest and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Promissory Note.

On the Maturity Date, Borrower shall pay to the order of Lender or his successors or assigns the principal amount of $1,413,828 plus accrued and unpaid interest at the rate set forth above.

Whenever any payment on this Promissory Note shall be stated to be due on a Saturday, a Sunday or a day on which banking institutions in the State of New Jersey are authorized or obligated by law, regulation or executive order to remain closed (a "Legal Holiday"), such payment shall be made on the next succeeding day which is not a Legal Holiday and such extension of time shall be included in the computation of the payment of interest on this Promissory Note.

Lender hereby agrees that it will enter into such agreements as may be required by any current or prospective senior lenders to the Company to subordinate the Promissory Note to obligations which may become due and owing to such senior lenders, provided that such subordination agreement does not have an unreasonable "standstill" provision for an inter-creditor relationship of this type.

The terms of this Promissory Note are not subject to amendment except by written agreement of Lender and Borrower and Borrower may assign its obligations hereunder without the prior written consent of Lender.

This Promissory Note may be prepaid at any time by Borrower, either in whole or in part, provided, however, that if such prepayment occurs after July 15, 2001 and of or prior to October 15, 2001, Borrower shall pay to Lender a prepayment premium of $62,500 (or such lesser amount as represents the pro rata portion of the amount being prepaid) and if any such prepayment occurs after October 15, 2001, Borrower shall pay to Lender a prepayment premium of $125,000 (or such lesser amount as represents the pro rata portion of the amount being prepaid).

Upon any payment to Mr. Christopher J. Carey of amounts owing to Mr. Carey pursuant to the letter agreement between Mr. Carey and the Borrower dated April 15, 1997, the amount of interest payable per annum hereunder shall be reduced (with such reduction reflected in a lower interest rate hereunder) by such per annum amount determined by multiplying the amount paid to Mr. Carey pursuant to the April 15, 1997 letter agreement by the interest rate hereunder then in effect.

The occurrence of any of the following with respect to the Lender shall constitute an event of default under this Note: (i) failure to make any payment under this Promissory Note when due; (ii) any default on any other obligations or loans the Borrower shall have with the Lender; (iii) breach of any covenant, provision, representation or warranty in this Promissory Note; (iv) filing of voluntary or involuntary petition in bankruptcy or for the arrangement, composition or other relief under any of the provisions of the United States Bankruptcy Code, Chapter 11 of Title 11, United States Code or amendments thereto or supplements thereof; (v) issuance of an attachment; (vi) making or sending notice of intended bulk sale; (vii) suspension or liquidation of the usual business of Borrower; or (viii) any defaults under any indebtedness or other obligation of Borrower to any third party that entitles such third party to declare such indebtedness or other obligations due prior to its date of maturity.

Upon the occurrence of any event of default under this Promissory Note, the Lender shall have the right to declare the entire balance of principal, interest and all other sums remaining unpaid under this Promissory Note immediately due and payable, together with all of the rights and remedies available at law or in equity.

The principal amount hereunder and related interest, as well as the amount set forth in the April 15, 1997 letter agreement described above, sets forth all amounts due and owing to Plan C, LLC and Mr. Christopher J. Carey by Borrower or its affiliates.

Failure to insist on performance of any or all of the terms, provisions, and covenants contained in this Note shall not be construed as a waiver or relinquishment for the future of any provision or covenant herein.

If any provision of the Promissory Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Promissory Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

Borrower hereby represents and warrants to Lender that: (a) this Promissory Note is the legal, valid and binding obligation of Borrower, and is enforceable against Borrower in accordance with its terms; (b) the execution and delivery of this Promissory Note do not conflict with or result in any violation of any agreement which Borrower is bound (and no consent, approval, order or authorization from any third party is required in connection with the execution, delivery and performance of this Promissory Note); and (c) Borrower waives the right to interpose in any proceeding to collect this Promissory Note, any set-off, affirmative defense or counterclaim of any nature.

The rights and privileges of Lender under this Promissory Note shall ensure the benefit of its successors and assigns. All representations, warranties and agreements of the Borrower made in conjunction with this Promissory Note shall bind the Borrower, its successors and assigns.

This Promissory Note shall be governed by and construed and enforced in accordance with the laws of State of New Jersey, without regard to principles of conflicts of laws. Borrower hereby irrevocable submits to the exclusive jurisdiction of the state and federal courts of New Jersey for the adjudication of any dispute hereunder or in connection herewith.

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note, the day and year first above written.

DATATEC SYSTEMS, INC.

By: /s/ Isaac J. Gaon

Name: Isaac J. Gaon

Title: CEO

AGREED TO:

PLAN C, LLC

By: /s/ Christopher Carey

Name: Christopher Carey

Title: President